Exhibit 99.4
TERMS OF COMPANY-WIDE GROWTH PLAN (“CGP”) GRANT
PURSUANT TO THE
ILLINOIS TOOL WORKS INC. 2011 LONG-TERM INCENTIVE PLAN (THE “PLAN “)

(a)
Except as otherwise provided in this CGP agreement or the Plan, no portion of the CGP will vest prior to three years from [GRANT DATE].  On [VESTING DATE], the CGP grant will become vested to the extent of the performance achievement level certified by the Compensation Committee.  Upon vesting, you will receive a cash award according to the payout schedule established for this grant (the “Payment Dates”).

(b)	Your rights under this CGP agreement may not be assigned or transferred other than as permitted by the Plan.

(c)
If, prior to [VESTING DATE], you terminate employment with the Company and its Subsidiaries and Affiliates (the “Company Group”) by reason of death or disability, your CGP grant shall become vested on [VESTING DATE] to the full extent of the performance achievement level certified by the Compensation Committee.  For purposes of this CGP agreement, the term “disability” means permanent and total disability which is expected to prevent you from engaging in any substantial gainful activity for any prolonged period time, as determined by the Company in its sole discretion.

(d)
If you retire (defined as termination of employment with the Company Group after attaining age 62 and 10 years of service or age 65 with 5 years of service) prior to [VESTING DATE], your CGP grant will become pro-rata vested on [VESTING DATE] for the portion of the performance period that you were employed and based on the performance achievement level certified by the Compensation Committee.

(e)	If you terminate your employment for any reason other than death, retirement or disability prior to [VESTING DATE], you will forfeit your CGP grant.

(f)
Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, in its sole discretion, deem this CGP grant, whether vested or unvested, to be immediately forfeited if you compete with the Company Group, engage in gross misconduct or conduct that is against the business interests of the Company Group, or you divulge confidential information about the Company Group to other persons.

(g)
Solely to the extent the CGP grant is considered deferred compensation within the meaning of Code Section 409A, no portion of the CGP grant that becomes payable in connection with your termination of employment (whether pursuant to the terms of this CGP agreement or the Plan) will be made to you unless your termination constitutes a “separation from service,” within the meaning of Code Section 409A.  In addition, if you are deemed to be a “specified employee,” within the meaning of Code Section 409A at the time of such separation from service, as determined by the Company in its sole discretion, then, to the extent required by Code Section 409A, any CGP grant that becomes payable in connection with a separation from service shall be paid on the earliest to occur of (i) the Payment Dates, (ii) the date that is six months and one day following your separation from service, and (iii) your death.

(h)
Solely to the extent the CGP grant is considered deferred compensation within the meaning of Code Section 409A, in the event the CGP grant becomes vested in connection with a “Corporate Change” pursuant to Section 11(a)(ii) of the Plan, and “Corporate Change” does not qualify as a change in control for purposes of Code Section 409A, the CGP grant will become payable in cash on the earliest to occur of (i) the [VESTING DATE], (ii) your separation from service and (iii) death.

(i)
The CGP grant is subject to the terms of the Plan.  Any inconsistencies shall be resolved in favor of the Plan.  Capitalized terms used but not otherwise defined in this CGP agreement shall have the meanings ascribed to them in the Plan.

(j)
The CGP grant and the Plan should be construed in accordance with and governed by the laws of the State of Illinois, United States of America, without regard to the conflict of law provisions.  For purposes of litigating any dispute that arises under this grant or the CGP agreement, the parties hereby submit to and consent to the jurisdiction of the State of Illinois, agree that such litigation shall be conducted in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois, where this grant is made and/or to be performed.

(k)
The CGP grant is intended to be exempt from or compliant with Code Section 409A, and shall be interpreted, construed and operated to reflect this intent.  Notwithstanding the foregoing, the Plan and this CGP agreement may be amended at any time, without the consent of any party, to avoid the application of Code Section 409A in a particular circumstance or to the extent that is necessary or desirable to satisfy any of the requirements under Code Section 409A, but the Company shall not be under any obligation to make any such amendment.  Nothing in the Plan or this CGP agreement shall provide a basis for any person to take action against the Company or any Subsidiary or Affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or CGP granted under this CGP agreement, and neither the Company nor any of its Subsidiaries and Affiliates shall under any circumstances have any liability to you or your estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this CGP agreement, including taxes, penalties or interest imposed under Code Section 409A.

(l)
Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer.  You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the CGP grant, including, but not limited to, the grant, vesting or payment of the CGP grant; and (2) do not commit to and are under no obligation to structure the terms of the CGP grant or any aspect of the CGP grant to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or (2) withholding from the cash payment upon vesting of the CGP grant.

(m)
The provisions of this CGP agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(n)
The CGP grant is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

(o)
Notwithstanding any provisions in this CGP agreement, the CGP grant shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B.  If you relocate outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendix A and B, as applicable, will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  Appendices A and B constitute part of this CGP agreement.

(p)
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(q)
The Company reserves the right to impose other requirements on your participation in the Plan, on the CGP grant and on the cash payment, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.